Exhibit 32.1
                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Each of the undersigned hereby certifies in his capacity as an officer of InMedica Development Corporation (the Company) that the Quarterly Report of the Company on Form 10QSB for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such periods and the results of operations of the Company for such periods.


/s/ Ralph Henson
Ralph Henson,
 Chief Executive Officer
August 9, 2005


/s/ Richard Bruggeman
Richard Bruggeman,
 Chief Financial Officer
August 9, 2005











                                       19